UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Trovagene, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trovagene, Inc.

11055 Flintkote Avenue

San Diego, California 92121

NOTICE OF ANNUAL SPECIAL OF STOCKHOLDERS

To Be Held on December 9, 2015

Dear Stockholder:

We are pleased to invite you to attend a special meeting of stockholders (the “Special Meeting”) of Trovagene, Inc. (“Trovagene”, or the “Company”), which will be held on December 9, 2015 at 9:00 a.m. Pacific Standard Time at our offices, located at 11120 Roselle Street, San Diego, California 92121, for the following purposes:

1.      To consider and act upon a proposal to approve an amendment to the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) to increase the number of shares issuable thereunder to 7,500,000 shares from 5,000,000 shares; and

2.     For the transaction of such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.

Trovagene’s Board of Directors has fixed the close of business on October 12, 2015 as the record date for a determination of stockholders entitled to notice of, and to vote at, this Special Meeting or any adjournment thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 8:00 a.m. Shares of common stock can be voted at the Special Meeting only if the holder is present in person or by valid proxy.

For admission to the Special Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ THOMAS H. ADAMS
Thomas H. Adams Chairman of the Board of Directors

Dated: October 19, 2015

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save Trovagene the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

TROVAGENE, INC.

11055 FLINTKOTE AVENUE

SAN DIEGO, CALIFORNIA 92121

PROXY STATEMENT FOR THE

2015 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 9, 2015

The Board of Directors of Trovagene, Inc. (“Trovagene” or the “Company”) is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held at our offices, located at 11120 Roselle Street, San Diego, California 92121, on December 9, 2015, at 9:00 a.m. Pacific Standard Time, including at any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about October 19, 2015 to our beneficial owners and stockholders of record who owned our common stock at the close of business on October 12, 2015. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive in the Mail a Notice of Internet Availability of Proxy Materials instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.

Why did I Receive a Full Set of Proxy Materials in the Mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials instead of a Notice to our beneficial owners or stockholders of record who have previously requested to receive paper copies of our proxy materials. If you are a beneficial owner or stockholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.

You can choose to receive future proxy materials electronically by visiting http://www.pstvote.com/trovagenespecial2015. Your choice to receive proxy materials electronically will remaining effect until you instruct us otherwise by following the instructions contained in your Notice and visiting http://www.pstvote.com/trovagenespecial2015, sending an electronic mail message to info@philadelphiastocktransfer.com, or calling 1-866-223-0448.

The SEC has enacted rules that permit us to make available to stockholders electronic versions of the proxy materials even if the stockholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Special Meeting with respect to both our beneficial owners and stockholders of record.

Who is Entitled to Vote?

Our Board has fixed the close of business on October 12, 2015 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. On the record date, there were 29,722,810 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Special Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What is the Difference Between the Trovagene Securities that are Traded Under the NASDAQ Trading Symbols “TROV,” “TROVU,” and “TROVW” and How is Each Voted?

Our common stock is listed and trades on The NASDAQ Capital Market under the symbol “TROV.” The units of securities we sold in our public offering that was closed on June 4, 2012, are listed and trade on The NASDAQ Capital Market under the symbol “TROVU.” Each unit consists of two shares of our common stock and one warrant to purchase one share of common stock. A holder of units has one vote for each of the two shares in the unit. The warrants we sold in the public offering are listed and trade on The NASDAQ Capital Market under the symbol “TROVW.” The warrants do not have voting rights.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Special Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date.

How Do I Vote?

Shareholders of Record

For your convenience, our record holders have three methods of voting:

1.Vote by Internet.    The website address for Internet voting is on your vote instruction form.

2.Vote by mail.      Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.Vote in person.    Attend and vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, our beneficial owners have three methods of voting:

1.Vote by Internet.    The website address for Internet voting is on your vote instruction form.

2.Vote by mail.        Mark, date, sign and mail promptly your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.Vote in person.     Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

What Constitutes a Quorum?

To carry on business at the Special Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented in person or by proxy. Thus, 14,861,405 shares must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Special Meeting. If there is not a quorum at the Special Meeting, our stockholders may adjourn the meeting.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted. This vote is called a “broker non-vote.” If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board. Broker non-votes are not included in the tabulation of the voting results of the proposal and, therefore, do not effect these proposal.

Please submit your vote instruction form so your vote is counted.

Which Proposals are Considered “Routine” or “Non-Routine”?

The proposal to be voted upon at our 2015 Special Meeting is considered non-routine.

What is an Abstention?

An abstention is a stockholders affirmative choice to decline to vote on the proposal. Abstentions are not included in the tabulation of the voting results of the proposal and, therefore, do not affect the proposal.

How Many Votes are Needed for The Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed

Approval of an amendment to the Company’s 2014 Equity Incentive Plan to increase the number of shares issuable thereunder to 7,500,000 shares from 5,000,000 shares	A majority of the votes cast	No

What Are the Voting Procedures?

In voting by proxy with regard to the proposal, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to the Secretary of Trovagene, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Trovagene, Inc., 11055 Flintkote Avenue, Suite B, San Diego, CA 92121, Attention: Secretary, or by facsimile at 858-952-7571.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

Do I Have Dissenters’ Rights of Appraisal?

Trovagene shareholders do not have appraisal rights under Delaware law or under the governing documents of Trovagene with respect to the matter to be voted upon at the 2015 Special Meeting.

How can I find out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the meeting.

Interest of Officers and Directors in Matters to Be Acted Upon

Members of the board of directors and executive officers of Trovagene are eligible to receive grants under the terms of the 2014 Equity Incentive Plan. Accordingly, members of the board of directors and the executive officers of Trovagene have a substantial interest in the proposal.

PROPOSAL

APPROVAL OF AN INCREASE TO THE NUMBER OF AUTHORIZED SHARES ISSUABLE UNDER THE 2014 EQUITY INCENTIVE PLAN

Our Board of Directors adopted the 2014 Plan in June 2014 and the 2014 Plan was approved by our stockholders at our 2014 Annual Meeting. The Board of Directors initially authorized the issuance of up to 2,500,000 shares of common stock under the 2014 Plan and on June 10, 2015 at the 2015 Annual Meeting of Stockholders, the number of shares authorized for issuance was increased to 5,000,000 shares.

We are seeking stockholder approval in order to amend the 2014 Plan to increase the total number of shares of our common stock available for issuance thereunder to 7,500,000 shares.

As of October 12, 2015, there were 1,813,332 shares of common stock available for issuance under the 2014 Plan.

Reasons for the Proposed Amendment

As described above, we are seeking stockholder approval of an amendment to increase the number of shares issuable pursuant to the 2014 Plan to 7,500,000 shares from 5,000,000 shares. In determining the amount of the increase contemplated by the proposed amendment to the 2014 Plan, the Board has taken into consideration the fact that, as of October12, 2015, there were approximately 43,646,306 shares of our common stock outstanding on a fully-diluted basis, and the Board believes that this fully-diluted number, rather than the number of outstanding shares of the Company, is the relevant number in determining the appropriate number of shares available under the 2014 Plan. Assuming the approval of this increase, the total number of shares of our common stock available for issuance under the 2014 Plan will be 4,313,332, which represents approximately 9.9% of our common stock as calculated on a fully-diluted basis.

The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees and certain consultants. Upon stockholder approval, additional shares of common stock will be reserved for issuance under the 2014 Plan, which will enable us to continue to grant equity awards to our officers, employees, consultants and non employee directors at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to the Company’s success in achieving its business objectives and thereby creating greater value for all our stockholders.

Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on the long-term growth of the Company. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants.  Our Company has been growing very fast and we have exceeded our internal growth projections.  In order to attract and retain qualified employees we have had to grant stock options in excess of our historical equity burn rate.

Approval of the amendment to the 2014 Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any subsidiary.

The terms of the 2014 Plan are summarized below.

We Manage Our Equity Incentive Award Use Carefully and Dilution Is Reasonable

The Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, retain and motivate employees.

• Based on historical usage and our internal growth plans, we expect that the proposed increase of shares to be reserved for issuance under the 2014 Plan to 7,500,000 would be sufficient for approximately fifteen months of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our recent historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. If the adoption of the amendment to increase the number of shares reserved for issuance under the 2014 Plan is approved, the share reserve under the 2014 Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

The following table shows certain key equity metrics over the past three fiscal years:

Key Equity Metrics	2014	2013	2012
Equity burn rate(1)	7.5%	6.7%	9.9%
Overhang(2)	33.2%	32.1%	24.6%

(1) Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

(2) Overhang is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

• If the adoption of the amendment to increase the number of shares reserved for issuance under the 2014 Plan is approved, the issuance of the shares to be reserved under the 2014 Plan would dilute existing stockholders by an additional 5.73% on a fully diluted basis, based on the number of shares of our common stock outstanding as of September 30, 2015.

• As described in the table above, the total aggregate equity value of the shares being requested for the increase in authorized shares under the 2014 Plan, based on the closing price of our common stock on October 12, 2015, is $5.66.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the proposed adoption of the increase in the number of shares authorized for issuance under the 2014 Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the shares under the 2014 Plan.

Forecasted Utilization Rates

Our Compensation Committee reviewed certain actuals and forecasts of grant utilization for different categories of grants over the periods indicated, as summarized below. These actuals and forecasts included grants to executive and employee new hires, annual performance grants to existing eligible employees, grants to consultants, and initial and annual grants for non-employee directors.

	Fiscal Year 2014 Actual	2015 Grants(1)	Fiscal Year 2015 Forecast	Fiscal Year 2016 Forecast
New hire, performance and consultant	1,109,500	2,062,000	2,506,250	1,500,000
Non-employee directors	300,538	112,000	105,000	112,000
Total	1,410,038	2,174,000	2,611,250	1,612,000

(1)Option grants for transaction/retention/sign-on bonuses issued prior to October 12, 2015.

	Fiscal Year 2014 Actual	Fiscal Year 2015 Forecast(1)	Fiscal Year 2016 Forecast(1)
Equity Burn Rate as a % of Outstanding(2)	7.5	18.3	9.1

(1)For purposes of this calculation, we have assumed that the number of weighted-average common shares outstanding for fiscal year 2015 and 2016 is the number of shares outstanding as of October 12, 2015.

(2)Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this proposal include embedded assumptions regarding option exercise, employee turnover and competitive grant guidelines which are highly dependent on the public trading price of our common stock and other factors, which we do not control, and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our Compensation Committee recognized the high variability inherent in these assumptions.

However, we have included above a summary of these forecasts to give our stockholders access to certain information that was considered by our Compensation Committee for purposes of evaluating the approval of the amendment to increase the number of shares reserved for issuance under the 2014 Plan. These forecasts reflect various assumptions regarding our future operations.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and others described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Description of Our 2014 Equity Incentive Plan

Set forth below is a summary of the 2014 Plan, but this summary is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is included as Appendix A to our Definitive Proxy Statement filed with the SEC on July 23, 2014.

Shares Available

The 2014 Plan authorizes issuance of 5,000,000 shares of common stock. As of October 12, 2015, 3,302,168 options were granted under our 2014 Plan and 5,143,322 options were issued under our previously adopted 2004 Option Plan, as amended.

Administration

The 2014 Plan is administered by the Board of Directors or by one or more committees of directors appointed by the Board of Directors (the “Administrator”). The Board of Directors may delegate different levels of authority to different committees with administrative and grant authority under the 2014 Plan. Any committee delegated administrative authority under the 2014 Plan may further delegate its authority under the Plan to another committee of directors, and any such delegate shall be deemed to be an Administrator of the 2014 Plan. The Administrator comprised solely of directors may also delegate, to the extent permitted by Section 157 of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate Eligible Persons who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. It is anticipated that the Administrator (either generally or with respect to specific transactions) will be constituted so as to comply, as necessary or desirable, with the requirements of Code Section 162(m) and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Eligibility

Awards may be granted pursuant to the 2014 Plan only to persons who are eligible persons. Under the 2014 Plan, “Eligible Person” means any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its subsidiaries; (b) a director of the Company or one of its subsidiaries; or (c) a consultant who renders bona fide services to the Company or one of its subsidiaries; provided, however, that ISOs may be granted only to employees.

Awards

The 2014 Plan permits the grant of: (a) stock options, which may be intended as ISOs or as nonqualified stock options (options not meeting the requirements to qualify as ISOs); (b) stock appreciation rights (“SARs”); (c) restricted stock; (d) restricted stock units; (e) cash incentive awards; or (f) other awards, including: (i) stock bonuses, performance stock, performance units, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (ii) any similar securities with a value derived from the value of or related to the common stock and/or returns thereon.

Consideration for Awards

The purchase price for any award granted under the 2014 Plan or the common stock to be delivered pursuant to any such award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

• services rendered by the recipient of such award;

• cash, check payable to the order of the Company, or electronic funds transfer;

• notice and third party payment in such manner as may be authorized by the Administrator;

• the delivery of previously owned and fully vested shares of common stock;

• by a reduction in the number of shares otherwise deliverable pursuant to the award; or

• subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the 2014 Plan transactions is based upon federal income tax laws in effect on the date of this Consent Solicitation Statement. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Nonqualified Stock Options.  The grant of a nonqualified stock option under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of Common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Options.  The grant of an ISO under the 2014 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock.  Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e. the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock (if any). If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss treatment depending on the sales price and how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued.

Other Awards.  Other awards (such as restricted stock units) are generally treated as ordinary compensation income as and when Common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code.  Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” A “covered employee” is the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer. An exception to this rule applies to “qualified performance based compensation,” which generally includes stock options and stock appreciation rights granted under a stockholder approved plan, and other forms of equity incentives, the vesting or payment of which is contingent upon the satisfaction of certain stockholder approved performance goals. The Company intends that the 2014 Plan allow for the grant of options and stock appreciation rights that may be treated as “qualified performance based compensation” that is exempt from the limitations of Code Section 162(m), and for the grant of other performance-based awards that may be treated as “qualified performance based compensation,” but it makes no assurance that either such type of award will be so treated.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information about our equity compensation plans as of December 31, 2014.

	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Options Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Stockholders	4,784,306	$4.74	1,371,832
Equity Compensation Plans Not Approved by Stockholders	129,166	$3.15	—
Total	4,913,472	$4.66	1,371,832

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Meeting or represented by proxy and entitled to vote at the Meeting is required to approve the amendment to the 2014 Plan.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2014 PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 5,000,000 TO 7,5000,000 SHARES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of October 12, 2015 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our named executive officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner	Amount and nature of beneficial ownership(1)		Percentage(2)
Executive officers and directors:
Thomas Adams	704,258	(3)	2.3
Antonius Schuh	765,833	(4)	2.5
Paul Billings	35,077	(5)	*
John Brancaccio	138,604	(6)	*
Gary Jacob	238,076	(7)	1.0
Stanley Tennant	318,157	(8)	1.1
Rodney S. Markin	12,077	(5)	*
Stephen Zaniboni	188,830	(9)	1.0
Mark Erlander	181,666	(5)	1.0
Matthew Posard	15,000		*
All Officers and Directors as a Group (10 persons)	2,582,578	(10)	8.2
5% or greater holders:
Bridger Management, LLC	3,150,587	(11)	10.6
R. Merrill Hunter	1,510,834	(12)	5.0
Gabriele Cerrone	1,852,438	(13)	6.1

*

less than 1%

(1)The address of each person is c/o Trovagene, Inc., 11055 Flintkote Avenue, Suite A, San Diego, CA 92121 unless otherwise indicated herein.

(2)The calculation in this column is based upon 29,722,810 shares of common stock outstanding on October 12, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of October 12, 2015 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)Includes (i) 332,086 shares of common stock issuable upon exercise of stock options and (ii) 45,686 shares of common stock issuable upon exercise of warrants.

(4)Includes 745,833 shares of common stock issuable upon exercise of stock options.

(5)Consists of shares of common stock issuable upon exercise of stock optons.

(6)Includes (i) 110,938 shares of common stock issuable upon exercise of stock options and (ii) 13,833 shares of common stock issuable upon exercise of warrants.

(7)Includes (i) 104,576 shares of common stock issuable upon exercise of stock options and (ii) 10,500 shares of common stock issuable upon exercise of warrants.

(8)Includes (i) 75,000 shares of common stock issuable upon exercise of warrants and (ii) 50,395 shares of common stock exercisable upon exercise of stock options.

(9)Includes 167,501 shares of common stock issuable upon exercise of stock options.

(10)Includes (i) 1,740,149 shares of common stock issuable upon exercise of stock options and (ii) 145,019 shares of common stock issuable upon exercise of warrants.

(11)As per the Schedule 13F as of June 30, 2015.  Consists of shares held of record by Swiftcurrent Partners, L.P., Swiftcurrent Offshore Master Ltd. and Bridger Healthcare Ltd. Bridger Management, LLC is the investment advisor to Swiftcurrent Partners, L.P., Swiftcurrent Offshore Master Ltd. and Bridger Healthcare Ltd., and as such, may be deemed to share beneficial ownership of the shares. Roberto Mignone is the managing member of Bridger Management, LLC. Each of Swiftcurrent Partners, L.P., Swiftcurrent Offshore Master Ltd., Bridger Healthcare Ltd, Bridger Management, LLC and Roberto Mignone disclaims beneficial ownership of the shares except to the extent of its or his pecuniary interest therein.

(12)Includes 666,667 shares of common stock issuable upon exercise of warrants.

(13)As per the Schedule 13G/A filed July 31, 2015.

EXECUTIVE COMPENSATION

Compensation Committee Report

Under the rules of the SEC, this Compensation Committee Report is not deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filings with the SEC.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Dr. Stanley Tennant
John Brancaccio
Dr. Gary S. Jacob

Compensation Discussion and Analysis

Overview

We compete with many other medical diagnostic companies in seeking to attract and retain a skilled work force. To meet this challenge, we have developed our compensation structure to enable our management to make decisions regarding our compensation programs, to manage these programs, and to effectively communicate the goals of these programs to our employees and stockholders.

Our compensation philosophy is to offer our employees compensation and benefits that are competitive and that meet our goals of attracting, retaining and motivating highly skilled employees so that we can achieve our financial and strategic objectives.

Utilizing this philosophy, our compensation programs are designed to:

•be “market-based” and reflect the competitive environment for personnel;

•stress our “pay for performance” approach to managing pay levels;

•share risks and rewards with employees at all levels;

•be affordable, within the context of our operating expense model;

•align the interests of our employees with those of our stockholders;

•reflect our values; and

•be fairly and equitably administered.

In addition, as we administer our compensation programs, we plan to:

•evolve and modify our programs to reflect the competitive environment and our changing business needs;

•focus on simplicity, flexibility and choice wherever possible;

•openly communicate the details of our programs with our employees and managers to ensure that our programs and their goals are understood; and

•provide our managers and employees with the tools they need to administer our compensation programs.

Elements of Our Compensation Program

As a total rewards package, we design our compensation program to enable us to attract and retain talented personnel. The individual elements of our compensation program serve to satisfy this larger goal in specific ways as described below.

We design base pay to provide the essential reward for an employee’s work, and is required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay are provided to recognize an employee’s specific performance achievements. Consistent with our compensation philosophy, we implement a “pay for performance” approach that provides higher levels of compensation to individual employees whose results merit greater rewards. Our managers typically make performance assessments throughout the year, and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels.

We design equity-based compensation, including stock options, to ensure that we have the ability to retain talent over a longer period of time, and to provide optionees with a form of reward that aligns their interests with those of our stockholders.

We also utilize various forms of variable compensation, including cash bonuses that allow us to remain competitive with other companies while providing upside potential to those employees who achieve outstanding results.

Core benefits, such as our basic health benefits, are designed to provide a stable array of support to employees and their families.

The four key elements of our compensation structure are:

•base pay;

•variable pay;

•equity-based pay; and

•benefits.

Consistent with our compensation philosophy, we have structured each element of our rewards package as follows:

Base Pay

We create a set of base pay structures that are both affordable and competitive in relation to the market. We continuously monitor base pay levels within the market and make adjustments to our structures as needed. In general, an employee’s base pay level should reflect the employee’s overall sustained performance level and contribution to our company over time. We seek to structure the base pay for our top performers to be aggressive in relation to the market.

Variable Pay

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.

Equity-Based Rewards

We design our equity programs to be both affordable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as needed. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. We design our equity programs to align employees’ interests with those of our stockholders.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees.

Our stock options typically have annual vesting over a four-year period and a term of ten years, in order to encourage a long-term perspective and to encourage key employees to remain with us. We also use performance based vesting in our option grants. Generally, vesting and exercise rights cease 30 days after termination of services. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Timing of Equity Awards

Only the Compensation Committee may approve stock option grants to our executive officers. Stock options are generally granted at predetermined meetings of the Compensation Committee. On limited occasions, grants may occur upon unanimous written consent of the Compensation Committee, which occurs primarily for the purpose of approving a compensation package for newly hired or promoted executive. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Performance-Based Compensation and Financial Restatement

We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Severance and Change in Control Arrangements

Several of our executives have employment and other agreements which provide for severance payment arrangements and/or acceleration of stock option vesting that would be triggered by an acquisition or other change in control of our company. See “Employment Agreements” below for a description of the severance and change in control arrangements for our named executive officers.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next four most highly compensated executive officers, unless certain specific and detailed criteria are satisfied.

Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our existing stock plans qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our compensation committee has not adopted a policy requiring all compensation to be deductible. Our compensation committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

Our board of directors and our Compensation Committee generally seek input from our Chief Executive Officer, Dr. Antonius Schuh, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works with Dr. Schuh and our Chief Financial Officer evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither Dr. Schuh nor any of our other executives participates in deliberations relating to his or her compensation.

Role of Compensation Consultant

The Compensation Committee has the power to engage independent advisors to assist it in carrying out its responsibilities. For fiscal 2014, the Compensation Committee engaged Barney & Barney, LLC (“Barney& Barney”) as its independent executive and Board compensation consultant. Barney & Barney, who reports directly to the Compensation Committee and not to management, is independent from us, has not provided any services to us other than to the Compensation Committee, and receives compensation from us only for services provided to the Compensation Committee. The Compensation Committee assessed the independence of Barney & Barney pursuant to SEC rules and concluded that the work of Barney & Barney has not raised any conflict of interest.

Barney & Barney reviews and advises on all principal aspects of the executive and Board compensation program. Its main responsibilities are to:

•advise on alignment of pay and performance;

•review and advise on executive total compensation, including base salaries, short- and long-term incentives, associated performance goals, and retention and severance arrangements;

•advise on trends in executive compensation;

•advise on Board and Board committee compensation;

•provide recommendations regarding the composition of our peer group;

•analyze peer group proxy statements, compensation survey data, and other publicly available data (and apply its experience with other companies to this analysis); and

•perform any special projects requested by the Compensation Committee.

Barney & Barney has attended the Compensation Committee’s meetings, including executive sessions at which management is not present. Barney & Barney communicates regularly with the Compensation Committee’s Chair outside of Compensation Committee meetings, and also meets with management to gather information and review proposals. Barney & Barney is expected to remain the Compensation Committee’s independent consultant until determined otherwise by the Compensation Committee or Barney & Barney.

Chief Executive Officer Compensation for Fiscal Year 2014

In 2011, we entered into an executive agreement with Antonius Schuh, Ph.D. in which he agreed to serve as our Chief Executive Officer. The term of the agreement is effective as of October 4, 2011 and continues until October 4, 2015 and is automatically renewed for successive one year periods at the end of each term. Dr. Schuh’s 2014 compensation was $385,000 per year. In December 2014, Dr. Schuh’s salary was increased to $470,000. Dr. Schuh is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Upon entering the agreement, Dr. Schuh was granted 633,333 non-qualified stock options which have an exercise price of $3.00 per share and vest annually in equal amounts over a period of four years. Dr. Schuh is also eligible to receive a realization bonus upon the occurrence of either of the following events, whichever occurs earlier;

(i)In the event that during the term of the agreement, for a period of 90 consecutive trading days, the market price of the common stock is $7.50 or more and the value of the common stock daily trading volume is $125,000 or more, we shall pay or issue Dr. Schuh a bonus in an amount of $3,466,466 in either cash or registered common stock or a combination thereof as mutually agreed by Dr. Schuh and us; or

(ii)In the event that during the term of the agreement, a change of control occurs where the per share enterprise value of our company equals or exceeds $7.50 per share, we shall pay Dr. Schuh a bonus in an amount determined by multiplying the enterprise value by 4.0%. In the event in a change of control the per share enterprise value exceeds a minimum of $14.40 per share, $22.80 per share or $30.00 per share, Dr.Schuh shall receive a bonus in an amount determined by multiplying the incremental enterprise value by 2.5%, 2.0% or 1.5%, respectively.

If the executive agreement is terminated by us for cause or as a result of Dr. Schuh’s death or permanent disability or if Dr. Schuh terminates his agreement voluntarily, Dr. Schuh shall receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus or realization bonus earned but not yet paid through the date of termination and (iii) all expenses reasonably incurred by Dr. Schuh prior to date of termination. If the executive agreement is terminated by us without cause Dr. Schuh shall receive a severance payment equal to base compensation for three months if termination occurs ten months after the effective date of the agreement and six months if termination occurs subsequent to ten months from the effective date. If the executive agreement is terminated as a result of a change of control, Dr. Schuh shall receive a severance payment equal to base compensation for twelve months and all unvested stock options shall immediately vest and become fully exercisable for a period of six months following the date of termination.

2014 Bonus

On December 14, 2014, the Compensation Committee approved a bonus of $154,000 for Dr. Schuh, which was 40% of his base compensation. The Compensation Committee reviewed the following factors in determining the amount of the bonus awarded.

•Clinical development progress

•Business development progress

•Commercialization progress

•Financing of the company

Dr. Schuh’s employment agreement allows for an annual bonus equal to 50% of his base compensation. The Compensation Committee believed that Dr. Schuh did an outstanding job during 2014 in a challenging environment with limited resources.

In making its determination as to whether Dr. Schuh achieved his performance objectives for awarding 2014 bonus, the Compensation Committee looked at the above-mentioned performance objectives in totality and what the achievement of those performance objectives meant to us and our business. The Compensation Committee did not assign actual levels of achievement to each objective.

2015 Bonus Criteria

The bonus criteria for 2015 includes, among other things:

•Financing of the company

•Validation of CLIA assay tests for various indications

•Revenue target

•Entering into strategic business partnerships

•Publication of key study data

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Principal Executive Officer and the two other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for fiscal year 2014.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Total ($)
Dr. Antonius Schuh, CEO(2)	2014	385,000	154,000	399,999	938,999
	2013	323,125	210,000	1,212,964	1,746,089
	2012	275,000	137,500	468,916	881,416
Stephen Zaniboni, CFO(3)	2014	242,000	96,800	263,400	602,200
	2013	201,750	132,000	492,727	826,477
	2012	199,333	80,000	107,331	386,664
Mark Erlander, CSO(4)	2014	298,769	131,200	921,400	1,351,369
	2013	169,692	100,000	1,366,187	1,635,879

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining 2014, 2013, and 2012 amounts are described in Note 6 to our financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2014, 2013, and 2012. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)

Dr. Schuh was appointed CEO in October 2011.

(3)

Mr. Zaniboni was appointed CFO in February 2012.

(4)

Mr. Erlander was appointed CSO in January 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Weighted Average Option Exercise Price ($)	Option Expiration Date
Dr. Antonius Schuh(1)	537,499	520,834	$3.92	October 4, 2021 - December 11, 2024
Stephen Zaniboni(2)	110,834	225,833	$4.46	February 1, 2022 - December 11, 2024
Mark Erlander(3)	85,000	490,000	$5.12	September 13, 2022 - December 11, 2024

(1)The unexercisable options of 520,834 vest as follows: 158,334 on October 4, 2015; 50,000 each on June 24, 2015, 2016 and 2017 and 12,500 each on December 11, 2015, 2016 and 2017; 43,750 each on December 11, 2015, 2016, 2017 and 2018.

(2)The unexercisable options of 225,833 vest as follows: 41,666 on February 1, 2015 and 2016; 15,000 each on June 24, 2015, 2016 and 2017; 27,500 each on December 11, 2015, 2016, 2017 and 15,000 on December 11, 2018.

(3)The unexercisable options of 490,000 vest as follows: 1,666 on September 12, 2015; 3,334 on December 10, 2015; 50,000 each on January 28, 2015, 2016 and 2017; 40,000 each on December 11, 2015, 2016, 2017 and 15,000 on December 11, 2018; 50,000 each on July 16, 2015, 2016, 2017 and 2018.

DIRECTOR COMPENSATION

The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2014 for services to our company.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Thomas H. Adams(2)	$50,000	$121,713	$171,713
John P. Brancaccio(3)	$66,000	$234,911	$300,911
Gary S. Jacob(4)	$50,000	$199,616	$249,616
Stanley Tennant(5)	$52,000	$184,395	$236,395
Paul Billings(6)	$37,000	$144,849	$181,849
Rodney Markin(7)	$34,250	$199,180	$233,430
Carl Feldbaum(8)	$—	$103,200	$103,200

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining 2014 amounts are described in Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)                                 As of December 31, 2014, 342,849 stock options were outstanding, of which 324,565 were exercisable.

(3)                                 As of December 31, 2014, 121,701 stock options were outstanding, of which 103,417 were exercisable.

(4)                                 As of December 31, 2014, 123,672 stock options were outstanding, of which 105,388 were exercisable.

(5)                                 As of December 31, 2014, 61,158 stock options were outstanding, of which 42,874 were exercisable.

(6)                                 As of December 31, 2014, 51,230 stock options were outstanding, of which 23,000 were exercisable.

(7)                                 As of December 31, 2014, 36,230 stock options were outstanding, of which none were exercisable.

(8)                                 As of December 31, 2014, 24,000 stock options were outstanding, of which none were exercisable.

Employment Agreements

In January 2013, we entered into an employment agreement with Mark Erlander, Ph.D. in which he agreed to serve as Chief Scientific Officer. Dr. Erlander’s initial salary was $200,000 per year, increased to $260,000 and to $360,000 per year in 2014. Dr. Erlander is eligible to receive a cash bonus of up to 50% of his base salary per year at the discretion of the Compensation Committee based on goals mutually agreed upon by Dr. Erlander, the CEO and the Board of Directors. In connection with his employment, Dr. Erlander was granted a stock option to purchase 200,000 shares of common stock at an exercise price of $7.04. The option vests ratably over a four year period. If we terminate Dr. Erlander without cause, he is entitled to severance benefits equal to six months of his base salary.

During 2012, we entered into an executive agreement with Steve Zaniboni in which he agreed to serve as our Chief Financial Officer. The term of the agreement is effective as of February 1, 2012 and continues until February 1, 2013 and is automatically renewed for successive one year periods at the end to each term. Mr. Zaniboni’s initial compensation was $200,000 per year and was increased to $242,000 in 2013. In December 2014, Mr. Zaniboni’s salary was increased to $290,000 and to $322,000 in March 2015. Mr. Zaniboni is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Upon entering the agreement, Mr. Zaniboni was granted 166,667 non-qualified stock options which have an exercise price of $3.60 per share and vest annually in equal amounts over a period of four years.

If the executive agreement is terminated by us for cause or as a result of Mr. Zaniboni’s death or permanent disability or if Mr. Zaniboni terminates his agreement voluntarily, Mr. Zaniboni shall receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus or realization bonus earned but not yet paid through the date of termination and (iii) all expenses reasonably incurred by Mr. Zaniboni prior to date of termination. If the executive agreement is terminated by us without cause Mr. Zaniboni shall receive a severance payment equal to base compensation for three months if termination occurs ten months after the effective date of the agreement and six months if termination occurs subsequent to ten months from the effective date. If the executive agreement is terminated as a result of a change of control, Mr. Zaniboni shall receive a severance payment equal to base compensation for twelve months and all unvested stock options shall immediately vest and become fully exercisable for a period of six months following the date of termination.

OTHER MATTERS

Trovagene has no knowledge of any other matters that may come before the Special Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting, at your request, Trovagene will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Annual Reports and Form 10-K

Copies of Trovagene’s Annual Report and Form 10-K for the fiscal year ended December 31, 2014 may be obtained without charge by writing to the Corporate Secretary, Trovagene, Inc., 11055 Flintkote Avenue, San Diego, California 92121.

By Order of the Board of Directors

/s/ THOMAS H. ADAMS
Thomas H. Adams, Ph.D.
Chairman of the Board of Directors

October 19, 2015

PROXY CARD

TROVAGENE, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON DECEMBER 9, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Antonius Schuh and Stephen Zaniboni, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Trovagene, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Special Meeting of Stockholders to be held on December 9, 2015 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on December 9, 2015 at 9:00 am local time at the Company’s offices located at 11120 Roselle Street, San Diego, California 92121.  The proxy statement is available at www.pstvote.com/trovagenespecial2015.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Trovagene, Inc. to be held at Trovagene’s offices located at 11120 Roselle Street, San Diego, California 92121, on December 9, 2015, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

1. Proposal to adopt an amendment to the Trovagene Inc. 2014 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder to 7,500,000 from 5,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important:  Please sign exactly as name appears on this proxy.  When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated: , 2015

Signature

Name (printed)

Title

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1.                                      VIA INTERNET:

Login to www.pstvote.com/trovagenespecial2015

Enter your control number (12 digit number located below)

2.                                      VIA MAIL:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on December 8, 2015.